First Citizens National Bank Among Top 200 Banks in US Report

First Citizens National Bank placed in the top 200 community banks in the nation and the only bank selected in Tennessee, according to a list from U.S. Banker magazine published in its June edition.

First Citizens Bancshares, the holding company for First Citizens National Bank, was ranked 159th.

The ranking is based on a three-year average return on equity.

"I am very proud of our Board and teammates in helping achieve this great honor. This is not by accident; return on equity is our core measuring tool which drives shareholder value."

Agee attributes the bank's high ranking to embracing and staying with core fundamental banking.

"We avoided the enticements of subprime mortgages, grew non-interest income, controlled expenses and preserved our margins and capital," said Agee. Earnings for the first six months of 2008 remain strong, exceeding those recorded for the first six months of 2007.

First Citizens National Bank is an independent community bank chartered in 1889 with 21 locations.

The U.S. Banker list was culled from Securities and Exchange Commission reports for public banks with assets under $2 billion.